UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Retail Properties of America, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “2012 Annual Meeting”) on October 9, 2012. The total number of shares of common stock entitled to vote at the 2012 Annual Meeting was 230,643,556, of which 181,954,542 shares, or approximately 78.9%, were present in person or by proxy. The following is a brief description of each matter voted upon at the 2012 Annual Meeting and a statement of the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter, as applicable.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

Nominee	For	Withheld	Broker Non-Votes(1)

Kenneth H. Beard	111,806,944	16,372,264	53,775,334

Frank A. Catalano, Jr.	111,798,697	16,380,511	53,775,334

Paul R. Gauvreau	111,822,443	16,356,765	53,775,334

Gerald M. Gorski	111,704,083	16,475,125	53,775,334

Steven P. Grimes	111,788,577	16,390,631	53,775,334

Richard P. Imperiale	111,771,694	16,407,514	53,775,334

Kenneth E. Masick	111,797,028	16,382,180	53,775,334

Barbara A. Murphy	111,658,062	16,521,146	53,775,334

(1)	A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2013 and until his or her respective successor has been duly elected and qualified or until his or her earlier resignation or removal. For each of the eight nominees, over 87% of the votes cast were voted in favor of such nominee.

(b) With respect to the advisory resolution approving the compensation of the Company’s named executive officers, there were 101,692,088 votes for the resolution, 20,840,035 votes against the resolution, 5,647,082 votes abstaining from voting on the resolution and 53,775,337 broker non-votes. Based on the foregoing voting results, the advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders. Of the total votes cast, over 79% voted to approve the compensation of the Company’s named executive officers.

(c) With respect to the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2012, there were 165,543,463 votes for the ratification, 13,723,782 votes against the ratification, 2,687,297 votes abstaining from voting on the ratification and no broker non-votes. Based on the foregoing voting results, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2012 was duly ratified by the Company’s stockholders. Of the total votes cast, 91% voted to ratify the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC. (Registrant)

Date: October 11, 2012	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President, General Counsel and Secretary